Exhibit 99.1

SiriusXM Reports Second Quarter 2015 Results and Increases Guidance

•	Self-pay Net Additions Increase 37% to 519,000
•	Record Second Quarter Revenue up 8% to $1.12 Billion
•	Net Income of $103 Million, Including a Pre-tax $108 Million Settlement
•	Adjusted EBITDA Climbs 12% to a Record $415 Million
•	Free Cash Flow Reaches $371 Million, up 11%
•	GAAP EPS of $0.02; Adjusted EPS of $0.03, Excluding Settlement

NEW YORK – July 28, 2015 – SiriusXM today announced second quarter 2015 operating and financial results, including record second quarter revenue of $1.12 billion, up 8% versus the second quarter of 2014.

Net income in the second quarter of 2015 was $103 million, including a pre-tax $108 million charge to settle certain royalty litigation, versus $120 million in the second quarter of 2014. Net income per diluted common share was $0.02 in the second quarter of 2015 and 2014. Adjusted EBITDA was $415 million in the second quarter of 2015, up 12% from $370 million in the second quarter of 2014.

Adjusted net income was $170 million in the second quarter of 2015, up 29% from $131 million in the second quarter of 2014. Adjusted net income per diluted common share was $0.03 in the second quarter of 2015 compared to $0.02 in the second quarter of 2014. Adjusted net income excludes the impact of the settlement of certain royalty litigation during the second quarter of 2015.

“After another quarter of exceptional execution and subscriber growth, we are increasing our subscriber guidance for the second time this year to approximately 1.8 million net additions. We are also increasing guidance for revenue, adjusted EBITDA and free cash flow. Self-pay net additions of 519,000 were the strongest second quarter result since 2007, and our quarterly self-pay churn rate of 1.6% was outstanding. The economy continues to get stronger, our execution has never been better, and demand for our differentiated content bundle remains very high,” said Jim Meyer, Chief Executive Officer, SiriusXM.

“We are focused on delivering the best, most compelling and most entertaining audio content available. Listeners are attracted to our diverse and exclusive content, such as our broadcasts of the Grateful Dead’s historic concerts in Chicago, our two live exclusive subscriber concerts by Pitbull and James Taylor, and broadcasts of leading music festivals including Coachella, Bonnaroo, and The Electric Daisy Carnival. This fall we will bring our subscribers an exclusive channel created with the talented Andy Cohen, and launch our new exclusive 24/7 original headline news channel with FOX News,” added Meyer.

SECOND QUARTER 2015 HIGHLIGHTS

•	Strong subscriber growth continues. SiriusXM added 692,000 net new subscribers in the second quarter, a 46% increase from the 475,000 net new subscribers added in the second quarter of 2014. Self-pay net subscriber additions were 519,000 in the second quarter of 2015 compared to 380,000 in the second quarter of 2014, which made it the largest second quarter for self-pay subscriber growth since 2007. Total paid subscribers reached 28.4 million, and self-pay subscribers reached 23.4 million, both record highs.
•	Record-low post-merger churn rate of 1.6%. The self-pay churn rate of 1.6% in the second quarter was the best on record since Sirius and XM were combined in 2008, a decrease from 1.8% in the prior year period. This trend demonstrates the strong, sustainable demand for satellite radio.
•	Second quarter adjusted EBITDA rises 12%. Adjusted EBITDA of $415 million in the second quarter of 2015 was the highest quarterly amount in the company’s history, an increase of 12% over the $370 million reported in the second quarter of 2014. Adjusted EBITDA margin was 37%, equal to the record high margin set in the first quarter of 2015.
•	Free cash flow per diluted share increases 25%. Free cash flow of $371 million was up 11% from $335 million in the second quarter of 2014. With increased cash flow and a lower share count from the company’s share repurchase program, free cash flow per diluted share climbed 25% to 6.7 cents in the second quarter of 2015, up from 5.4 cents in the second quarter of 2014.
•	Revolving credit facility increased to $1.75 billion and extended to 2020. In the second quarter the company amended its revolving credit facility, increasing it from $1.25 billion to $1.75 billion and extending its maturity from 2017 to 2020.
•	Pre-72 litigation settlement. The company entered into an agreement to settle certain outstanding litigation relating to the use of recordings fixed prior to February 15, 1972. These plaintiffs have represented that they own or control approximately 80% of the pre-1972 recordings the company has historically used. Pursuant to the settlement, the company will pay the plaintiffs $210 million for past claims and the continued use of their recordings through 2017. As part of the settlement, the company has the right to enter into a license with each plaintiff to broadcast its pre-1972 recordings from 2018 through 2022. The royalty rate for each license will be determined by negotiation or, if necessary, binding arbitration.

“We repurchased 144 million shares for $560 million during the second quarter, and this year through yesterday we have repurchased 338 million shares for approximately $1.3 billion. Our growing free cash flow, low leverage and undrawn credit facility allow us to continue investing in growth, while providing flexibility to pursue strategic opportunities and return capital to shareholders,” noted David Frear, Chief Financial Officer, SiriusXM.

INCREASED 2015 GUIDANCE

“Our performance in the first half has been phenomenal on all fronts,” Frear added. “As a result, we are increasing guidance across the board for subscribers, revenue, adjusted EBITDA, and free cash flow. Our adjusted EBITDA guidance includes approximately $19 million of incremental expense from the reported royalty litigation settlement that will be reflected in the second half of 2015. Reported free cash flow in the second half of 2015 will exclude the cash payment we expect to make this month under the settlement.”

Our full year 2015 guidance is as follows:

•	Net self-pay subscriber additions of approximately 1.6 million,
•	Total net subscriber additions of approximately 1.8 million,
•	Revenue of approximately $4.5 billion,
•	Adjusted EBITDA of approximately $1.62 billion, and
•	Free cash flow of approximately $1.3 billion.

SECOND QUARTER 2015 RESULTS

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)	2015	2014	2015	2014
Revenue:
Subscriber revenue	$940,077	$878,160	$1,851,547	$1,729,596
Advertising revenue	28,839	25,498	55,712	47,712
Equipment revenue	29,263	27,616	54,104	51,594
Other revenue	125,031	104,071	242,837	204,154
Total revenue	1,123,210	1,035,345	2,204,200	2,033,056
Operating expenses:
Cost of services:
Revenue share and royalties	331,517	200,221	544,495	395,632
Programming and content	69,370	69,570	140,516	144,440
Customer service and billing	91,932	90,092	184,029	181,161
Satellite and transmission	21,714	21,272	43,018	42,651
Cost of equipment	10,930	12,030	19,775	19,834
Subscriber acquisition costs	136,504	124,407	258,764	247,429
Sales and marketing	86,493	77,759	165,237	154,086
Engineering, design and development	16,088	15,630	31,048	31,541
General and administrative	72,137	72,582	151,960	148,825
Depreciation and amortization	67,096	67,204	132,123	135,471
Total operating expenses	903,781	750,767	1,670,965	1,501,070
Income from operations	219,429	284,578	533,235	531,986
Other income (expense):
Interest expense, net of amounts capitalized	(75,380)	(67,521)	(145,288)	(121,613)
Interest and investment income (loss)	4,032	(1,066)	5,013	3,283
Loss on change in value of derivatives	—	(7,463)	—	(34,485)
Other income (loss)	189	(1,745)	(69)	(1,652)
Total other expense	(71,159)	(77,795)	(140,344)	(154,467)
Income before income taxes	148,270	206,783	392,891	377,519
Income tax expense	(45,421)	(86,822)	(184,350)	(163,570)
Net income	$102,849	$119,961	$208,541	$213,949
Foreign currency translation adjustment, net of tax	(9)	(40)	(9)	78
Total comprehensive income	$102,840	$119,921	$208,532	$214,027
Net income per common share:
Basic	$0.02	$0.02	$0.04	$0.04
Diluted	$0.02	$0.02	$0.04	$0.04
Weighted average common shares outstanding:
Basic	5,443,590	5,865,032	5,506,818	5,979,273
Diluted	5,507,601	6,210,078	5,570,445	6,054,771

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of June 30,	As of December 31,
	2015	2014
(in thousands, except per share data)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$294,053	$147,724
Receivables, net	240,325	220,579
Inventory, net	24,599	19,397
Prepaid expenses	122,996	116,336
Related party current assets	4,097	4,344
Deferred tax asset	903,376	1,038,603
Other current assets	40,920	2,763
Total current assets	1,630,366	1,549,746
Property and equipment, net	1,463,827	1,510,112
Long-term restricted investments	9,888	5,922
Deferred financing fees, net	15,377	12,021
Intangible assets, net	2,618,802	2,645,046
Goodwill	2,205,107	2,205,107
Related party long-term assets	—	3,000
Long-term deferred tax asset	395,224	437,736
Other long-term assets	69,480	6,819
Total assets	$8,408,071	$8,375,509
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$787,040	$587,755
Accrued interest	97,243	80,440
Current portion of deferred revenue	1,694,232	1,632,381
Current portion of deferred credit on executory contracts	—	1,394
Current maturities of long-term debt	8,074	7,482
Related party current liabilities	4,687	4,340
Total current liabilities	2,591,276	2,313,792
Deferred revenue	156,229	151,901
Long-term debt	5,108,336	4,493,863
Related party long-term liabilities	12,215	13,635
Other long-term liabilities	92,751	92,481
Total liabilities	7,960,807	7,065,672
Stockholders’ equity:
Common stock, par value $0.001; 9,000,000 shares authorized; 5,379,798 and 5,653,529 shares issued; 5,370,298 and 5,646,119 outstanding at June 30, 2015 and December 31, 2014, respectively	5,379	5,653
Accumulated other comprehensive loss, net of tax	(411)	(402)
Additional paid-in capital	5,710,484	6,771,554
Treasury stock, at cost; 9,500 and 7,410 shares of common stock at June 30, 2015 and December 31, 2014, respectively	(35,795)	(26,034)
Accumulated deficit	(5,232,393)	(5,440,934)
Total stockholders’ equity	447,264	1,309,837
Total liabilities and stockholders’ equity	$8,408,071	$8,375,509

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
(in thousands)	2015	2014
Cash flows from operating activities:
Net income	$208,541	$213,949
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	132,123	135,471
Non-cash interest expense, net of amortization of premium	3,868	10,779
Provision for doubtful accounts	21,919	21,287
Amortization of deferred income related to equity method investment	(1,388)	(1,388)
Gain on unconsolidated entity investments, net	—	(966)
Dividend received from unconsolidated entity investment	7,677	8,554
Loss on change in value of derivatives	—	34,485
Share-based payment expense	38,941	36,027
Deferred income taxes	177,739	157,965
Other non-cash purchase price adjustments	(1,394)	(1,890)
Changes in operating assets and liabilities:
Receivables	(41,665)	(30,651)
Inventory	(5,202)	(7,692)
Related party, net	(4,117)	2,837
Prepaid expenses and other current assets	(44,821)	(1,057)
Other long-term assets	(62,663)	1,238
Accounts payable and accrued expenses	199,532	(40,098)
Accrued interest	16,803	12,943
Deferred revenue	66,179	44,981
Other long-term liabilities	269	(4,702)
Net cash provided by operating activities	712,341	592,072
Cash flows from investing activities:
Additions to property and equipment	(61,229)	(58,417)
Purchases of restricted and other investments	(3,966)	—
Acquisition of business, net of cash acquired	—	1,144
Return of capital from investment in unconsolidated entity	—	24,178
Net cash used in investing activities	(65,195)	(33,095)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	260
Taxes paid in lieu of shares issued for stock-based compensation	(15,420)	(7,313)
Proceeds from long-term borrowings and revolving credit facility, net of costs	1,259,346	1,921,230
Repayment of long-term borrowings and revolving credit facility	(660,549)	(905,815)
Common stock repurchased and retired	(1,084,194)	(1,532,164)
Net cash used in financing activities	(500,817)	(523,802)
Net increase in cash and cash equivalents	146,329	35,175
Cash and cash equivalents at beginning of period	147,724	134,805
Cash and cash equivalents at end of period	$294,053	$169,980

Key Operating Metrics

The following table contains our key operating metrics based on our adjusted results of operations for the three and six months ended June 30, 2015 and 2014, respectively. Subscribers and subscription related revenues and expenses associated with our connected vehicle services are not included in our subscriber count or subscriber-based operating metrics:

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per subscriber and per installation amounts)	2015	2014	2015	2014
Self-pay subscribers	23,436	21,635	23,436	21,635
Paid promotional subscribers	4,999	4,667	4,999	4,667
Ending subscribers (a)	28,434	26,302	28,434	26,302

Self-pay subscribers	519	380	913	553
Paid promotional subscribers	173	96	210	189
Net additions (a)	692	475	1,123	742

Daily weighted average number of subscribers	28,031	26,006	27,720	25,805

Average self-pay monthly churn	1.6%	1.8%	1.7%	1.9%

New vehicle consumer conversion rate	41%	42%	41%	42%

ARPU	$12.42	$12.36	$12.34	$12.27
SAC, per installation	$32	$33	$33	$34
Customer service and billing expenses, per average subscriber	$0.99	$1.05	$1.00	$1.07
Free cash flow	$370,914	$335,044	$647,146	$557,833
Adjusted EBITDA	$414,962	$370,437	$814,189	$705,220

(a)	Note: Amounts may not sum as a result of rounding.

Glossary

Adjusted EBITDA – EBITDA is defined as net income before interest and investment income (loss); interest expense, net of amounts capitalized; income tax expense and depreciation and amortization. We adjust EBITDA to exclude the impact of other income and expense, loss on extinguishment of debt, loss on change in value of derivatives as well as certain other charges discussed below. This measure is one of the primary Non-GAAP financial measures on which we (i) evaluate the performance of our on-going core operating results period over period, (ii) base our internal budgets and (iii) compensate management. As such, adjusted EBITDA is a Non-GAAP financial performance measure that excludes (if applicable): (i) certain adjustments as a result of the purchase price accounting for the Sirius and XM merger, (ii) depreciation and amortization, (iii) share-based payment expense and (iv) other significant operating expense (income) that does not relate to the on-going performance of our business. The purchase price accounting adjustments include: (i) the elimination of deferred revenue associated with the investment in XM Canada, (ii) recognition of deferred subscriber revenues not recognized in purchase price accounting, and (iii) elimination of the benefit of deferred credits on executory contracts, which are primarily attributable to third party arrangements with programming providers. We believe adjusted EBITDA is a useful measure of the underlying trend of our operating performance, which provides useful information about our business apart from the costs associated with our physical plant, capital structure and purchase price accounting. We believe investors find this Non-GAAP financial measure useful when analyzing our results and comparing our operating performance to the performance of other communications, entertainment and media companies. We believe investors use current and projected adjusted EBITDA to estimate our current and prospective enterprise value and to make investment decisions. Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation expense. The exclusion of depreciation and amortization expense is useful given significant variation in depreciation and amortization expense that can result from the potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We believe the exclusion of share-based payment expense is useful given share-based payment expense is not directly related to the operational conditions of our business. We also believe the exclusion of the pre-1972 sound recordings legal settlement is useful as it does not represent an expense incurred as part of normal operations for the period. The portion of the pre-1972 sound recordings legal settlement related to the future period of July 2015 through December 2017 will not be excluded from adjusted EBITDA in future periods as the royalty expense will relate to the on-going performance of our business.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to our statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the Sirius and XM merger. We endeavor to compensate for the limitations of the Non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net income as disclosed in our unaudited consolidated statements of comprehensive income. Since adjusted EBITDA is a Non-GAAP financial performance measure, our calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. The reconciliation of net income to the adjusted EBITDA is calculated as follows:

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2015	2014	2015	2014

Net income (GAAP):	$102,849	$119,961	$208,541	$213,949
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,813	1,813	3,626	3,626
Operating expenses	(558)	(945)	(1,394)	(1,890)
Pre-1972 sound recordings legal settlement (GAAP)	107,658	—	107,658	—
Share-based payment expense (GAAP)	19,524	17,787	38,941	36,027
Depreciation and amortization (GAAP)	67,096	67,204	132,123	135,471
Interest expense, net of amounts capitalized (GAAP)	75,380	67,521	145,288	121,613
Interest and investment (income) loss (GAAP)	(4,032)	1,066	(5,013)	(3,283)
Loss on change in value of derivatives (GAAP)	—	7,463	—	34,485
Other (income) loss (GAAP)	(189)	1,745	69	1,652
Income tax expense (GAAP)	45,421	86,822	184,350	163,570
Adjusted EBITDA	$414,962	$370,437	$814,189	$705,220

Adjusted Net Income and Adjusted Earnings Per Share - We define these Non-GAAP financial measures as our actual net income adjusted to exclude the impact of certain purchase price accounting adjustments, the loss on change in value of derivatives, and the pre-1972 sound recordings legal settlement, net of income tax expense. Adjusted earnings per share is derived from adjusted net income divided by our weighted average common shares outstanding. The following table reconciles our actual income before income taxes to our adjusted net income for the three and six months ended June 30, 2015 and 2014:

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2015	2014	2015	2014

Income before income taxes (GAAP):	$148,270	$206,783	$392,891	$377,519
Add back items excluded from adjusted net income:
Purchase price accounting adjustments:
Revenues	1,813	1,813	3,626	3,626
Operating expenses	(558)	(945)	(1,394)	(1,890)
Loss on change in value of derivatives (GAAP)	—	7,463	—	34,485
Pre-1972 sound recordings legal settlement (GAAP)	107,658	—	107,658	—
Adjusted income before income taxes	$257,183	$215,114	$502,781	$413,740
Allocable income tax expense	(87,135)	(83,679)	(226,438)	(160,945)
Adjusted net income	$170,048	$131,435	$276,343	$252,795
Adjusted net income per common share:
Basic	$0.03	$0.02	$0.05	$0.04
Diluted	$0.03	$0.02	$0.05	$0.04
Weighted average common shares outstanding:
Basic	5,443,590	5,865,032	5,506,818	5,979,273
Diluted	5,507,601	6,210,078	5,570,445	6,054,771

Adjusted Revenues and Operating Expenses - We define this Non-GAAP financial measure as our actual revenues and operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments from the merger of Sirius and XM and share-based payment expense. We use this Non-GAAP financial measure to manage our business, to set operational goals and as a basis for determining performance-based compensation for our employees. The following tables reconcile our actual revenues and operating expenses to our adjusted revenues and operating expenses for the three and six months ended June 30, 2015 and 2014:

	Unaudited For the Three Months Ended June 30, 2015
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$940,077	$—	$—	$940,077
Advertising revenue	28,839	—	—	28,839
Equipment revenue	29,263	—	—	29,263
Other revenue	125,031	1,813	—	126,844
Total revenue	$1,123,210	$1,813	$—	$1,125,023
Operating expenses
Cost of services:
Revenue share and royalties	$331,517	$—	$—	$331,517
Programming and content	69,370	558	(2,119)	67,809
Customer service and billing	91,932	—	(676)	91,256
Satellite and transmission	21,714	—	(975)	20,739
Cost of equipment	10,930	—	—	10,930
Subscriber acquisition costs	136,504	—	—	136,504
Sales and marketing	86,493	—	(4,024)	82,469
Engineering, design and development	16,088	—	(2,128)	13,960
General and administrative	72,137	—	(9,602)	62,535
Depreciation and amortization (a)	67,096	—	—	67,096
Share-based payment expense	—	—	19,524	19,524
Total operating expenses	$903,781	$558	$—	$904,339

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended June 30, 2015 was $9,000.

	Unaudited For the Three Months Ended June 30, 2014
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$878,160	$—	$—	$878,160
Advertising revenue	25,498	—	—	25,498
Equipment revenue	27,616	—	—	27,616
Other revenue	104,071	1,813	—	105,884
Total revenue	$1,035,345	$1,813	$—	$1,037,158
Operating expenses
Cost of services:
Revenue share and royalties	$200,221	$—	$—	$200,221
Programming and content	69,570	945	(2,254)	68,261
Customer service and billing	90,092	—	(587)	89,505
Satellite and transmission	21,272	—	(956)	20,316
Cost of equipment	12,030	—	—	12,030
Subscriber acquisition costs	124,407	—	—	124,407
Sales and marketing	77,759	—	(3,407)	74,352
Engineering, design and development	15,630	—	(1,937)	13,693
General and administrative	72,582	—	(8,646)	63,936
Depreciation and amortization (a)	67,204	—	—	67,204
Share-based payment expense	—	—	17,787	17,787
Total operating expenses	$750,767	$945	$—	$751,712

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended June 30, 2014 was $10,000.

	Unaudited For the Six Months Ended June 30, 2015
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$1,851,547	$—	$—	$1,851,547
Advertising revenue	55,712	—	—	55,712
Equipment revenue	54,104	—	—	54,104
Other revenue	242,837	3,626	—	246,463
Total revenue	$2,204,200	$3,626	$—	$2,207,826
Operating expenses
Cost of services:
Revenue share and royalties	$544,495	$—	$—	$544,495
Programming and content	140,516	1,394	(4,346)	137,564
Customer service and billing	184,029	—	(1,371)	182,658
Satellite and transmission	43,018	—	(1,912)	41,106
Cost of equipment	19,775	—	—	19,775
Subscriber acquisition costs	258,764	—	—	258,764
Sales and marketing	165,237	—	(7,768)	157,469
Engineering, design and development	31,048	—	(4,262)	26,786
General and administrative	151,960	—	(19,282)	132,678
Depreciation and amortization (a)	132,123	—	—	132,123
Share-based payment expense	—	—	38,941	38,941
Total operating expenses	$1,670,965	$1,394	$—	$1,672,359

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the six months ended June 30, 2015 was $18,000.

	Unaudited For the Six Months Ended June 30, 2014
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$1,729,596	$—	$—	$1,729,596
Advertising revenue	47,712	—	—	47,712
Equipment revenue	51,594	—	—	51,594
Other revenue	204,154	3,626	—	207,780
Total revenue	$2,033,056	$3,626	$—	$2,036,682
Operating expenses
Cost of services:
Revenue share and royalties	$395,632	$—	$—	$395,632
Programming and content	144,440	1,890	(4,469)	141,861
Customer service and billing	181,161	—	(1,164)	179,997
Satellite and transmission	42,651	—	(1,902)	40,749
Cost of equipment	19,834	—	—	19,834
Subscriber acquisition costs	247,429	—	—	247,429
Sales and marketing	154,086	—	(6,973)	147,113
Engineering, design and development	31,541	—	(3,863)	27,678
General and administrative	148,825	—	(17,656)	131,169
Depreciation and amortization (a)	135,471	—	—	135,471
Share-based payment expense	—	—	36,027	36,027
Total operating expenses	$1,501,070	$1,890	$—	$1,502,960

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the six months ended June 30, 2014 was $20,000.

Adjusted Cash Operating Expenses - We define this Non-GAAP financial measure as our actual operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments from the merger of Sirius and XM, depreciation and amortization expense, share-based payment expense, and the pre-1972 sound recordings legal settlement. The following table reconciles our actual operating expenses to our adjusted cash operating expenses for the three and six months ended June 30, 2015 and 2014:

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2015	2014	2015	2014
Operating expenses (GAAP):	$903,781	$750,767	$1,670,965	$1,501,070
Items excluded from adjusted cash operating expenses:
Purchase price accounting adjustments	558	945	1,394	1,890
Pre-1972 sound recordings legal settlement (GAAP)	(107,658)	—	(107,658)	—
Share-based payment expense (GAAP)	(19,524)	(17,787)	(38,941)	(36,027)
Depreciation and amortization (GAAP)	(67,096)	(67,204)	(132,123)	(135,471)
Adjusted cash operating expenses	$710,061	$666,721	$1,393,637	$1,331,462

ARPU - is derived from total earned subscriber revenue, advertising revenue and other subscription-related revenue, excluding revenue associated with our connected vehicle business, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. Other subscription-related revenue includes the U.S. Music Royalty Fee. ARPU is calculated as follows (in thousands, except per subscriber amounts):

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Subscriber revenue, excluding connected vehicle (GAAP)	$915,311	$855,846	$1,803,692	$1,688,649
Add: advertising revenue (GAAP)	28,839	25,498	55,712	47,712
Add: other subscription-related revenue (GAAP)	100,300	82,990	192,954	163,758
	$1,044,450	$964,334	$2,052,358	$1,900,119

Daily weighted average number of subscribers	28,031	26,006	27,720	25,805

ARPU	$12.42	$12.36	$12.34	$12.27

Average self-pay monthly churn - is defined as the monthly average of self-pay deactivations for the period divided by the average number of self-pay subscribers for the period.

Customer service and billing expenses, per average subscriber - is derived from total customer service and billing expenses, excluding connected vehicle customer service and billing expenses and share-based payment expense, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. We believe the exclusion of share-based payment expense in our calculation of customer service and billing expenses, per average subscriber, is useful as share-based payment expense is not directly related to the operational conditions that give rise to variations in the components of our customer service and billing expenses. Customer service and billing expenses, per average subscriber, is calculated as follows (in thousands, except per subscriber amounts):

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Customer service and billing expenses, excluding connected vehicle (GAAP)	$84,203	$82,705	$168,264	$166,809
Less: share-based payment expense (GAAP)	(676)	(587)	(1,371)	(1,164)
	$83,527	$82,118	$166,893	$165,645

Daily weighted average number of subscribers	28,031	26,006	27,720	25,805

Customer service and billing expenses, per average subscriber	$0.99	$1.05	$1.00	$1.07

Free cash flow and free cash flow per diluted share - are derived from cash flow provided by operating activities, capital expenditures and restricted and other investment activity. The calculation for free cash flow and free cash flow per diluted share are as follows (in thousands, except per share data):

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Cash Flow information
Net cash provided by operating activities	$402,312	$340,682	$712,341	$592,072
Net cash used in investing activities	$(31,398)	$(5,638)	$(65,195)	$(33,095)
Net cash used in financing activities	$(558,904)	$(286,235)	$(500,817)	$(523,802)
Free Cash Flow
Net cash provided by operating activities	$402,312	$340,682	$712,341	$592,072
Additions to property and equipment	(31,398)	(29,816)	(61,229)	(58,417)
Purchases of restricted and other investments	—	—	(3,966)	—
Return of capital from investment in unconsolidated entity	—	24,178	—	24,178
Free cash flow	$370,914	$335,044	$647,146	$557,833

Diluted weighted average common shares outstanding	5,507,601	6,210,078	5,570,445	6,054,771

Free cash flow per diluted share	$0.07	$0.05	$0.12	$0.09

New vehicle consumer conversion rate - is defined as the percentage of owners and lessees of new vehicles that receive our satellite radio service and convert to become self-paying subscribers after the initial promotion period. At the time satellite radio enabled vehicles are sold or leased, the owners or lessees generally receive trial subscriptions ranging from three to twelve months. We measure conversion rate three months after the period in which the trial service ends. The metric excludes rental and fleet vehicles.

Subscriber acquisition cost, per installation - or SAC, per installation, is derived from subscriber acquisition costs and margins from the sale of radios and accessories, divided by the number of satellite radio installations in new vehicles and shipments of aftermarket radios for the period. SAC, per installation, is calculated as follows (in thousands, except per installation amounts):

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Subscriber acquisition costs (GAAP)	$136,504	$124,407	$258,764	$247,429
Less: margin from direct sales of radios and accessories (GAAP)	(18,333)	(15,586)	(34,329)	(31,760)
	$118,171	$108,821	$224,435	$215,669

Installations	3,655	3,280	6,876	6,358

SAC, per installation	$32	$33	$33	$34

###

About SiriusXM

Sirius XM Holdings Inc. (NASDAQ: SIRI) is the world’s largest radio broadcaster measured by revenue and has 28.4 million subscribers. SiriusXM creates and broadcasts commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment; and the most comprehensive Latin music, sports and talk programming in radio. SiriusXM is available in vehicles from every major car company in the U.S. and from retailers nationwide as well as at shop.siriusxm.com. SiriusXM programming is available through the SiriusXM Internet Radio App for smartphones and other connected devices as well as online at siriusxm.com. SiriusXM also provides premium traffic, weather, data and information services for subscribers in cars, trucks, RVs, boats and aircraft through SiriusXM Traffic™, SiriusXM Travel Link, NavTraffic®, NavWeather™, SiriusXM Aviation, SiriusXM Marine™, Sirius Marine Weather, XMWX Aviation™, and XMWX Marine™. SiriusXM holds a minority interest in SiriusXM Canada which has more than 2 million subscribers.

On social media, join the SiriusXM community on Facebook, Twitter, Instagram, and YouTube.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: our competitive position versus other radio and audio entertainment providers; our ability to attract and retain subscribers, which is uncertain; our dependence upon the auto industry; general economic conditions; failure of our satellites, which, in most cases, are not insured; the interruption or failure of our information and communications systems; the security of the personal information about our customers; royalties we pay for music rights, which increase over time; the unfavorable outcome of pending or future litigation; our failure to realize benefits of acquisitions; rapid technological and industry change; failure of third parties to perform; changes in consumer protection laws and their enforcement; failure to comply with FCC requirements and other government regulations; and our indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2014, which is filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

E - SIRI

Contact Information for Investors and Financial Media:

Investors:

Hooper Stevens

212 901 6718

hooper.stevens@siriusxm.com

Media:

Patrick Reilly

212 901 6646

patrick.reilly@siriusxm.com